Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 8, 2021, the Company, entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, Michael V. Shustek (“Mr. Shustek”), Vestin Realty Mortgage I, Inc., (“VRMI”) Vestin Realty Mortgage II, Inc. (“VRMII” and together with VRMI and Mr. Shustek, the “Advisor”) and Color Up, LLC, a Delaware limited liability company (the “Purchaser”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.”

On August 25, 2021, the closing of the Transaction occurred. As a result of the Transaction, the Company acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati Ohio and approximately 1,154 parking spaces located in Chicago, Illinois, respectively. In addition to the parking garages contributed, proprietary technology was contributed to the Company, which will provide Management real-time information on the performance of assets. Management is currently working with employees to assess the timing to implement this technology in the legacy garages. Pursuant to the Closing, the Operating Partnership issued 7,481,668 newly issued common units of limited partnership, as consideration for a cash contribution of $35,000,000, three parking assets (“Contributed Interests”) and technology from Purchaser. The Company issued to Purchaser Warrants to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. Of the 7,481,668 issued, 4,127,952 and 340,426 common units were issued for the Contributed Interests and technology, respectively.

The accompanying Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021, reflects the financial position of the Company as if the acquisition described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on June 30, 2021.  The accompanying Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2021, and the year ended December 31, 2020, present the results of operations of the Company as if the transactions described in the Notes to the Unaudited Pro Forma Condensed Combined Financial Statements had been completed on January 1, 2021 and January 1, 2020, respectively.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements include pro forma allocations of the purchase price for the properties discussed in the accompanying notes based upon preliminary estimates of the fair values of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

The Parking REIT, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2021

	The Parking REIT, Inc.		Pro Forma
	June 30, 2021	Pro Forma Adjustments	June 30, 2021
	(A)	(B)
ASSETS
Cash	$2,834,000	$1,800,000	$4,634,000
Cash - restricted	4,085,000		4,085,000
Prepaid expenses	650,000	27,000	677,000
Accounts receivable	1,003,000	150,000	1,153,000
Investments in real estate and fixed assets (C) (F)
Land and improvements	128,284,000	23,714,000	151,998,000
Buildings and improvements	163,792,000	71,139,000	234,931,000
Construction in progress	1,454,000		1,454,000
Intangible assets	2,107,000		2,107,000

Accumulated depreciation	(19,536,000)	--	(19,536,000)
Total investments in real estate and fixed assets, net	276,101,000	94,853,000	370,954,000
Other assets	84,000	--	84,000
Investment in DST	2,821,000	--	2,821,000
Right of use leased asset	1,225,000	--	1,225,000
Fixed assets	44,000	--	44,000
Total assets	$288,847,000	$96,830,000	$385,677,000

LIABILITES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued liabilities	$14,079,000	$2,910,000	$16,989,000
Due to related parties	18,000		18,000
Deferred revenue	99,000	--	99,000
Paycheck protection program loan	328,000		328,000
Right to use lease liability	1,225,000		1,225,000
Deferred management internalization	10,040,000		10,040,000
Security Deposits	157,000	8,000	165,000
Notes payable, net of unamortized loan issuance costs (D)	159,922,000	44,475,000	204,397,000
Total liabilities	185,868,000	47,393,000	233,261,000

Stockholders’ equity
Non-voting, non-participating convertible stock	--	--	--
Common stock	--	--	--
Additional paid-in capital	197,413,000	--	197,413,000
Accumulated deficit	(96,458,000)	14,000	(96,444,000)
Total stockholders’ equity	100,955,000	14,000	100,969,000
Non-controlling interest	2,024,000	49,423,000	51,447,000
Total equity	102,979,000	49,437,000	152,416,000
Total liabilities and stockholders’ equity	$288,847,000	$96,830,000	$385,677,000

See notes to unaudited pro forma condensed combined financial statements.

The Parking REIT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the six months ended June 30, 2021

	The Parking REIT, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Base rent income	$ 5,500,000	$ 2,093,000	$ 7,593,000
Management income	1,004,000	-	1,004,000
Percentage rent income	240,000	-	240,000
Licensee Revenue	-	407,000	407,000
Retail Rent	-	83,000	83,000
Total revenues	6,744,000	2,583,000	9,327,000

Operating expenses
Property taxes	1,792,000	1,133,000	2,925,000
Property operating expense	556,000	393,000	949,000
General and administrative	2,860,000		2,860,000
Professional fees, net of reimbursement of insurance proceeds	1,830,000		1,830,000
Depreciation and amortization	2,516,000	650,000	3,166,000
Total operating expenses	9,554,000	2,176,000	11,730,000

Income (loss) from operations	(2,810,000)	407,000	(2,403,000)

Other income (expense)
Interest expense	(4,296,000)	(729,000)	(5,025,000)
PPP loan forgiveness	348,000		348,000
Other Income	275,000	-	275,000
Total other income (expense)	(3,673,000)	(729,000)	(4,402,000)

Income (loss) from continuing operations	$ (6,483,000)	$ (322,000)	$ (6,805,000)

See notes to unaudited pro forma condensed combined financial statements.

The Parking REIT, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2020

	The Parking REIT, Inc.	Pro Forma Adjustments	Pro Forma
Revenues	(A)	(B)
Base rent income	$ 14,034,000	$ 3,052,000	$ 17,086,000
Management income	448,000	-	448,000
Percentage rent income	827,000	-	827,000
Licensee Revenue	-	1,090,000	1,090,000
Retail Rent	-	140,000	140,000
Total revenues	15,309,000	4,282,000	19,591,000

Operating expenses
Property taxes	3,514,000	1,835,000	5,349,000
Property operating expense	1,496,000	1,150,000	2,646,000
General and administrative	6,029,000	-	6,029,000
Professional fees, net of reimbursement of insurance proceeds	970,000	-	970,000
Acquisition expenses (E)	3,000	-	3,000
Provision for impairment of investments in real estate	14,115,000	-	14,115,000
Depreciation and amortization	5,206,000	2,139,000	7,345,000
Total operating expenses	31,333,000	5,124,000	36,457,000

Income (loss) from operations	(16,024,000)	(842,000)	(16,866,000)

Other income (expense)
Interest expense	(9,274,000)	(1,414,000)	(10,688,000)
Gain on sale of investments in real estate	694,000	-	694,000
Other Income	151,000	6,000	157,000
Settlement income	370,000	-	370,000
Income from DST	34,000	-	34,000
Total other income (expense)	(8,025,000)	(1,408,000)	(9,433,000)

Income (loss) from continuing operations	$ (24,049,000)	$ (2,250,000)	$ (26,299,000)

See notes to unaudited pro forma condensed combined financial statements.

The Parking REIT, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

A.	Reflects the Company’s statements of operations for the six months ended June 30, 2021, and the year ended December 30, 2020. Please refer to the Company’s historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021.
B.	Figures reflect the financial position as of June 30, 2021, and the results of the operations for the year ended December 31, 2020, and for the period from January 1, 2021 through June 30, 2021, unless otherwise noted. The 1 West 7th and the 222 West 7th properties are leased by Parking Company of America, Inc. (PCA), under a lease agreement where PCA pays a management fee of 3% of Gross Profit for a month. Gross Profit is Net Revenue less Operating Expenses. PCA pays all Operating Expenses. Capital Expenditures are not included. The term of the agreement is for 5 years. The 322 Streeter property is leased by SP Plus Corporation (SP+), a national parking operator, under a lease agreement where SP+ pays a base Management Fee of $18k per year with a 3% increase each year for the term of the lease. The term of the lease is for 5 years. In addition, SP+ pays a percentage management fee of 5% of Net Profits. Operating Expenses does not include the cost of repairs and maintenance or property taxes.
C.	Investments in real estate and fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are primarily 3 to 40 years in accordance with U.S. generally accepted accounting principles, as if the Company had acquired the Property on January 1, 2020.
D.	The notes payable balance and related interest expense is reflective of the Company's assumption of a promissory note of $35 million. Pursuant to the closing of the Transaction, the Company assumed the debt outstanding on each asset as follows:
Associated Bank $10,352,000 variable interest rate
Associated Bank $ 8,223,000 variable interest rate
ANICO(a) $25,900,000 3.5%
a. American National Insurance Company.
E.	Costs related to the acquisition of the property are excluded from the unaudited pro forma condensed combined statement of operations because such costs are nonrecurring.
F.	On January 8, 2021, the Company, entered into an equity purchase and contribution agreement (the “Purchase Agreement”) by and among the Company, the Operating Partnership, Michael V. Shustek (“Mr. Shustek”), Vestin Realty Mortgage I, Inc., (“VRMI”) Vestin Realty Mortgage II, Inc. (“VRMII” and together with VRMI and Mr. Shustek, the “Advisor”) and Color Up, LLC, a Delaware limited liability company (the “Purchaser”). The transactions contemplated by the Purchase Agreement are referred to herein collectively as the “Transaction.” On August 25, 2021, the closing of the Transaction occurred. As a result of the Transaction, the Company acquired three multi-level parking garages consisting of approximately 765 and 1,625 parking spaces located in Cincinnati Ohio and approximately 1,154 parking spaces located in Chicago, Illinois, respectively. In addition to the parking garages contributed, proprietary technology was contributed to the Company, which will provide Management real-time information on the performance of assets. Management is currently working with employees to assess the timing to implement this technology in the legacy garages. Pursuant to the Closing, the Operating Partnership issued 7,481,668 newly issued common units of limited partnership, as consideration for a cash contribution of $35,000,000, three parking assets (“Contributed Interests”) and technology from Purchaser. The Company issued to Purchaser Warrants to purchase up to 1,702,128 shares of Common Stock at an exercise price of $11.75 for an aggregate cash purchase price of up to $20 million. Of the 7,481,668 issued, 4,127,952 and 340,426 common units were issued for the Contributed Interests and technology, respectively.